UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2019

FLEXSTEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 7.01      Regulation FD Disclosure.

At the Company’s conference call held at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) on Tuesday, August 27, 2019, it was incorrectly stated that the amount of the remaining restructuring expense to be incurred was $17 - $23 million.  The following table compares the restructuring and related expenses recorded and cash expended as of June 30, 2019 to the ranges disclosed in the press release dated June 18, 2019:

Description	Year ended June 30, 2019	Total Project Projections
Non-Cash Expense	$7.7	$12 - $13
Cash Payments	$3.8	$36 - $40
Accrued Restructuring	$6.2
Total Restructuring & Related Expense	$17.7	$48 - $53

As of June 30, 2019, approximately $30 - $35 million of restructuring expense remains to be incurred based on program roll out and timing.  As a result of accrued restructuring expense incurred through June 30, 2019, approximately $32 - $36 million in cash payments remain to be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date: August 27, 2019	By:	/s/ Marcus D. Hamilton
Marcus D. Hamilton
Chief Financial Officer
Principal Financial and Accounting Officer